EXHIBIT 99.77D

At a meeting of the Board of Trustees of Aon Funds held on December 19, 2001, the following resolutions were unanimously adopted:

     WHEREAS, the Investment Company Act of 1940, as amended (the "1940 Act") requires a registered investment company to specify in its registration statement certain investment policies and limitations which are fundamental policies and can only be changed upon approval by shareholders;

     WHEREAS, a registered investment company is prohibited by Section 13 of the 1940 Act from investing in "commodities" (which generally include futures contracts and options on such futures contracts) or issuing senior securities without obtaining shareholder approval;

     WHEREAS, the Asset Allocation Fund of the Trust (the "Fund") is currently subject to a fundamental investment policy that states that "the Fund may not purchase or sell interests in .... commodities, or commodity contracts";

     WHEREAS, this restriction is not required by any federal or state rule or regulation;

     WHEREAS, the current fundamental investment policies of the Fund also contain prohibitions relating to the issuance of senior securities, the purchase of securities on margin, the making short sales of securities (or maintaining short positions) and borrowing money which expressly exclude the Fund's ability to write covered call options but which have no exclusion which would allow investment in options, futures and swap contracts generally (as there is and has been for other portfolios currently or formerly offered by the Trust);

     WHEREAS, options, futures and swap contracts are not excluded from the Fund's fundamental policies containing prohibitions relating to the pledge, mortgage or transfer as security for indebtedness any of the Fund's securities;


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     WHEREAS, Ned Davis Research, Inc. ("NDR") has requested that these fundamental investment policies be amended to remove any limitation on investments in options, futures and swaps in connection with NDR entering into a new investment sub-advisory agreement with the Fund's investment adviser; and

     WHEREAS, amendment of these policies would permit the Fund to invest in a broader range of instruments, provided that the investments are consistent with the Fund's investment objective and policies.

     NOW THEREFORE BE IT RESOLVED, that, subject to the approval of the shareholders of the Fund, the Fund's fundamental policy (1) which currently prohibits the issuance of senior securities (except for certain borrowings) be, and hereby is, amended by deleting the phrase "however, this prohibition shall not limit the Fund's ability to write covered call options" and replacing it with the phrase "however, this prohibition shall not limit the Fund's ability to invest in options, futures and swap contracts."

     FURTHER RESOLVED, that, subject to the approval of the shareholders of the Fund, the Fund's fundamental policy (3) which currently prohibits the purchase of securities on margin (except for certain borrowings) and the short sale of securities or the maintenance of a short position be, and hereby is, amended by deleting the phrase "however, this prohibition shall not limit the Fund's ability to write covered call options" and replacing it with the phrase "however, this prohibition shall not limit the Fund's ability to invest in options, futures and swap contracts."

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     FURTHER RESOLVED, that, subject to the approval of the shareholders of the
     Fund, the Fund's fundamental policy (8) which currently prohibits borrowing money (except for certain borrowings) be, and hereby is, amended by deleting the entirety of the last sentence (i.e., "This limitation on borrowing money shall not limit the Fund's ability to write covered call options,") and replacing it with the following sentence: "This limitation on borrowing money shall not limit the Fund's ability to invest in options, futures and swap contracts;"

     FURTHER RESOLVED, that, subject to the approval of the shareholders of the Fund, the Fund's fundamental policy (9) which currently prohibits the pledge, hypothecation, mortgage or transfer as security for any indebtedness any securities held by the Fund (except in limited circumstances in connection with permitted borrowings) be, and hereby is, amended by adding at the end thereof the following phrase: "and except in connection with investments in options, futures and swap contracts;"

     FURTHER RESOLVED, that, subject to the approval of shareholders of the Fund, the Fund's fundamental policy currently containing the prohibition that "the Fund may not purchase or sell interests in ..... commodities, or commodity contracts" be, and, it hereby, is amended to add at the end thereof the following phrase: "and except that the Fund may invest in options, [financial] futures and swap contracts".

     FURTHER RESOLVED, that, subject to the approval of the shareholders of the Fund of the preceding resolutions, the non-fundamental policies of the Fund described under the captions "Overview of Funds" and "Additional Investment Policies and Risks" in the Prospectus contained in Post-Effective Amendment No. 16 to the Trust's Registration Statement on Form N1-A, as it may be

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     amended prior to such Registration Statement becoming effective, and the non-fundamental policies of the Fund recited under the caption "Additional Investment Practices and Restrictions" in the Statement of Additional Information contained in Post-Effective Amendment No. 16 to the Trust's Registration Statement on Form N-1A as it may be amended prior to such Registration Statement becoming effective, are hereby approved and adopted as the non-fundamental policies of the Fund.






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